PROMISSORY NOTE

$300,000.00

Las Vegas, Nevada
May 01 , 2012

FOR VALUE RECEIVED, KCI Investments LLC the "Maker" a Nevada corporation, having an address of: 4033 S. Dean Martin Dr. Las Vegas, NV 89103, hereby unconditionally promises to pay to the order of Charles A and Kathleen Stelzner Trust having an address of: S7904 Church Road, Viola, Wisconsin 54664, the "Payee", or at such other place as may be designated in writing from time to time by Payee, the principal sum of three hundred thousand AND 00/100 DOLLARS ($300,000.00). This note shall bear interest at a rate per annum equal to the mortgage interest rate on the mortgage used to fund this note, plus Six percent (6%), above that rate being paid by the Payee on a mortgage obtained by the Payee as a purpose to fund this note commencing on the date hereof and continuing until May 01 2015 on which date the principal balance of this note together with any accrued interest shall be paid in full.

The Maker will pay the Payee Monthly Interest (Interest only) payments starting 30 days from the origination date of this note, and continuing each month on the same day, for 3 years. On May 1,2015 a balloon payment equal to the unpaid principal balance of this note plus any interest due and previously unpaid will be made by the Maker or the guarantors of this note to the "Payee". However, for the life of this note the Payee shall have the right to convert all or any part of outstanding principal balance of this note into ownership units of KCI Investments LLC at the rate of $.30 per unit

As additional security for this note, Kenneth M Antos and Robert J Walsh, and David L Becklean, individuals, agree to absolutely and unconditionally personally guarantee the full amount of this note and monthly interest payments on the note until such time as the note is paid in full, or in the event when the principle amount is converted into stock during the term or any part of the term of this note. In the event the Payee elects to convert the note to ownership, the portion of the note converted shall reduce the guarantor's obligation to the remaining principal balance after the conversion in proportion to the conversion amount over the total of the principal balance.

In addition to said principal sum, Maker further unconditionally promises to pay, all closing cost to obtain the above stated mortgage including legal and appraisal fees, loan origination fees and all other reasonable costs and expenses. All expense payments will be due and refundable to the Payee upon funding the note.

An "Event of Default" under this note shall occur if (i) payment specified herein is not paid within ten (10) days after the same is due. After the occurrence of and during the continuance of any Event of Default, or if Maker fails to pay any

D.B. [initials] [initials]

interest or other amounts due hereunder after final maturity of this note, such outstanding principal sum shall thereafter bear interest at a default rate per annum equal to twelve percent (12%). The default rate of interest shall be calculated on the basis of the total number of days elapsed based on a three hundred sixty (360) day year.

Net proceeds of the note will be wired by the Payee concurrently with the signing of the note by all parties to:

To the order of KCI Investments LLC
Bank Chase
ABA Number 322271627
Account 925610412

KCI Investments LLC

Name: Robert J. Walsh
Position: Co-Managing member
Dated: 5-2-12

KEN ANTOS
MANAGING MEMBER
5/2/12

Kenneth M Antos,

Name:
Dated: 5/2/12

Robert J Walsh

Name: Robert J Walsh
Dated: 5-2-12

David L. Becklean

Name:
Date:

{W1151634}

1020597. 01

interest or other amounts due hereunder after final maturity of this note, such outstanding principal sum shall thereafter bear interest at a default rate per annum equal to twelve percent (12%). The default rate of interest shall be calculated on the basis of the total number of days elapsed based on a three hundred sixty (360) day year.

Net proceeds of the note will be wired by the Payee concurrently with the signing of the note by all parties to:

To the order of KCI Investments LLC
Bank Chase
ABA Number 322271627
Account 925610412

KCI Investments LLC

____

Name: Robert J. Walsh
Position: Co-Managing member
Dated: 5-2-12

Kenneth M Antos,

____

Name:
Dated:

Robert J Walsh

____

Name: Robert J Walsh
Dated: 5-2-12

David L. Becklean

____

Name:
Date:

{W1151634}

1020597. 01

interest or other amounts due hereunder after final maturity of this note, such outstanding principal sum shall thereafter bear interest at a default rate per annum equal to twelve percent (12%). The default rate of interest shall be calculated on the basis of the total number of days elapsed based on a three hundred sixty (360) day year.

Net proceeds of the note will be wired by the Payee concurrently with the signing of the note by all parties to:

To the order of KCI Investments LLC
Bank Chase
ABA Number 322271627
Account 925610412

KCI Investments LLC
Name: Robert T. Walsh
Position: Co-Managing member
Dated: 5-2-12

KEN ANTOS
Managing member
5/2/12

Kenneth M Antos,
Name:
Dated: 5/2/12

Robert J Walsh
Name: Robert T Walsh
Dated: 5-2-12

David L. Becklean
Name: DAVID L. BECKLEAN
Date: 5/2/12

{W1151634}

'226337. 6'